Exhibit 99.1

CONTACTS:	ANALYSTS	MEDIA
	Vernon L. Patterson	William C. Murschel
	216.689.0520	216.828.7416
	Vernon_Patterson@KeyBank.com	William_C_Murschel@KeyBank.com

Christopher F. Sikora
216.689.3133
Chris_F_Sikora@KeyBank.com

INVESTOR		KEY MEDIA
RELATIONS:	www.key.com/ir	NEWSROOM: www.key.com/newsroom

FOR IMMEDIATE RELEASE
KEYCORP REPORTS THIRD QUARTER 2008 RESULTS
♦	Net loss of $36 million ($0.10 per common share) for the third quarter

♦	Loan loss reserve increased $133 million to $1.554 billion, or 2.03% of total loans

♦	Capital ratios remain strong; costs well controlled

♦	Actions taken to exit certain businesses

♦	Community Banking revenue and deposits up

♦	Opted-in to IRS global tax settlement; after-tax recovery of up to $100 million anticipated
     CLEVELAND, October 21, 2008 — KeyCorp (NYSE: KEY) today announced a third quarter loss from continuing operations of $36 million, or $0.10 per common share, compared to income from continuing operations of $224 million, or $0.57 per diluted common share, for the third quarter of 2007.
     The continuation of a difficult economic environment and a resulting increase in Key’s loan loss reserves contributed to the loss recorded for the current quarter. The Company’s third quarter results reflect a $133 million increase in reserves to $1.554 billion, or 2.03% of total loans. Additionally, third quarter results were adversely impacted by $33 million of after-tax losses on derivative contracts that resulted from market disruption caused by the failure of Lehman Brothers.
     “We have experienced the most severe financial crisis any of us has known in our business lifetime,” said Chief Executive Officer Henry L. Meyer, III. “However, in my 35 years in the banking industry, we have successfully managed through a number of troublesome credit cycles, each of which seemed daunting at the time. As I reflect back on those past cycles, I cannot recall a time when we were more prepared than today. Key has strong capital ratios (8.48% Tier 1 capital) and a strong loan loss reserve (2.03% of total loans; 161% coverage of nonperforming loans). In the third quarter, the increase in nonperforming assets slowed — up only 2.4%. Key does not have a subprime mortgage portfolio, credit card portfolio, or consumer automobile loan portfolio — the epicenters of consumer

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

credit issues. Also, in both the second and third quarters we were aggressive in reducing our exposure to the homebuilder segment of our commercial real estate business. As of the end of the third quarter, our total residential property exposure in commercial real estate, including loans held for sale, has been reduced by $1.3 billion, or 34%, from one year ago, with the majority of this reduction coming from the weakest, or most susceptible, portion of the portfolio.
     “Additionally, we have elected to reduce uncertainty surrounding our previously disclosed leveraged lease tax issue with the IRS. While we continue to believe that our initial tax position was correct, it would have taken years of effort and expense to resolve this matter through litigation. Consequently, Key has opted-in to the IRS’ global settlement initiative, which is essentially an offer by the federal tax authorities to resolve all such disputed cases. We expect that the definitive settlement documents will be executed as soon as the fourth quarter and that Key should realize an after-tax recovery of between $75 million and $100 million for previously accrued interest on disputed tax balances.”
     Key continued to take decisive steps in the third quarter to exit low-return, indirect businesses so that the company can focus its capital and resources on its best relationship customers. Key is in the process of exiting direct and indirect retail and floor-plan lending for marine and recreational vehicle products and will limit new student loans to those backed by government guarantee. These actions are the result of a series of decisions made over several years that have seen the Company exit subprime mortgage and automobile financing, broker-originated home equity lending as well as dispose of a segment of its residential homebuilder portfolio.
     “With respect to our relationship businesses, our Community Banking group continues to perform solidly, with higher revenue and deposit growth across our branch network. Despite the market turmoil, we are building a relationship-based, customer-focused business model which will serve us well as the economy ultimately recovers,” Meyer concluded.
     As shown in the following table, the comparability of Key’s earnings for the current, prior and year-ago quarters is affected by several significant items.
Significant Items Affecting the Comparability of Earnings

	Third Quarter 2008					Second Quarter 2008			Third Quarter 2007
	Pre-tax		After-tax		Impact	Pre-tax	After-tax	Impact	Pre-tax	After-tax	Impact
in millions, except per share amounts	Amount		Amount		on EPS	Amount	Amount	on EPS	Amount	Amount	on EPS

Provision for loan losses in excess of net charge-offs	$(134)		$(83)		$(.17)	$(123)	$(77)	$(.18)	$(10)	$(6)	$(.02)
Realized and unrealized (losses) gains on loan and securities portfolios held for sale or trading	(94	) [a]	(59	) [a]	(.12)	62	39	.09	(77)	(49)	(.12)
Net (losses) gains from principal investing	(24)		(15)		(.03)	(14)	(8)	(.02)	9	6	.01
Severance and other exit costs	(19)		(14)		(.03)	(8)	(5)	(.01)	(4)	(3)	(.01)
Reversal of litigation reserve	23		14		.03	—	—	—	—	—	—
Charges related to leveraged lease tax litigation	—		(30)		(.06)	(359)	(1,011)	(2.43)	—	—	—
Gain related to MasterCard Incorporated shares	—		—		—	—	—	—	27	17	.04

(a)	Includes $54 million ($33 million after tax) of derivative-related charges recorded as a result of market disruption caused by the failure of Lehman Brothers and $31 million ($19 million after tax) of realized and unrealized losses from the residential properties segment of the construction loan portfolio.
EPS = Earnings per diluted common share

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

SUMMARY OF CONTINUING OPERATIONS
     Key’s taxable-equivalent net interest income was $705 million for the third quarter of 2008, compared to $712 million for the year-ago quarter. Average earning assets rose by $6.6 billion, or 8%, due primarily to growth in commercial loans and the January 1 acquisition of U.S.B. Holding Co., Inc., which added approximately $1.5 billion to Key’s loan portfolio. The net interest margin for the current quarter declined to 3.13% from 3.40% for the third quarter of 2007. Approximately 13 basis points of the reduction was attributable to the prospective decrease in net interest income caused by the second quarter 2008 recalculation of income previously recognized on all leveraged leases being contested by the Internal Revenue Service (“IRS”). Also contributing to the lower net interest margin were tighter loan and deposit spreads caused by competitive pricing, and a higher level of nonperforming assets.
     Compared to the second quarter of 2008, taxable-equivalent net interest income decreased by $33 million and the net interest margin declined by 19 basis points, using adjusted second quarter results, which exclude the effects of the charges recorded in connection with the tax litigation pertaining to Key’s leveraged lease financing portfolio. As previously reported, Key’s taxable-equivalent net interest income for the second quarter of 2008 was reduced significantly as a result of an adverse federal court decision on the company’s tax treatment of a Service Contract Lease transaction entered into by AWG Leasing Trust, in which Key is a partner. In accordance with the applicable accounting guidance, Key recalculated the lease income recognized from inception for all of the leveraged leases being contested by the IRS, not just the single leveraged lease subject to the Court decision. Key’s second quarter results also reflect a $475 million charge to income taxes for the interest cost associated with the contested tax liabilities. These actions reduced Key’s taxable-equivalent net interest income and net interest margin for the second quarter of 2008 by $838 million and 376 basis points, respectively, and reduced Key’s earnings by $1.011 billion, or $2.43 per common share.
     On August 6, 2008, the IRS announced an initiative for the settlement of all transactions, including the contested leveraged leases entered into by Key, which the IRS has characterized as LILO/SILO transactions (the “LILO/SILO Settlement Initiative”). As preconditions to its participation, Key was required to provide written acceptance to the IRS of the terms of the LILO/SILO Settlement Initiative and to dismiss its appeal of the AWG Leasing Trust litigation. Key has complied with these preconditions and was accepted into the LILO/SILO Settlement Initiative by the IRS on October 6, 2008. However, Key’s acceptance into this initiative is not binding until a closing agreement is executed by both Key and the IRS. Management believes that, upon the execution of a closing agreement, Key should realize an after-tax recovery of between $75 million and $100 million for previously accrued interest on disputed tax balances.
     Key’s noninterest income was $388 million for the third quarter of 2008, compared to $438 million for the year-ago quarter. Noninterest income for the current quarter includes $54 million of derivative-related charges recorded as a result of market disruption caused by the failure of Lehman Brothers and $31 million of realized and unrealized losses from the residential properties segment of the construction loan portfolio, while results for the third quarter of 2007 benefited from a $27 million gain from the sale of MasterCard Incorporated shares. Excluding these items, noninterest income was up $62 million. The improvement reflected a $14 million increase in income from trust and investment services, a $6 million increase in deposit service charges and a $15 million decrease in losses attributable to changes in the fair values of certain real estate related investments held by the Private Equity unit within the Real Estate Capital and Corporate Banking Services line of business. Excluding the loan-related losses mentioned above, Key had net gains of $1 million from loan sales and write-downs in the current quarter, compared to net losses of $53 million for the same period last

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

year. These favorable results were offset in part by net losses of $24 million from principal investing in the third quarter of 2008, compared to net gains of $9 million for the year-ago quarter.
     The major components of Key’s fee-based income for the past five quarters are shown in the following table.
Fee-Based Income — Major Components

in millions	3Q08	2Q08	1Q08	4Q07	3Q07

Trust and investment services income	$133	$138	$129	$131	$119
Service charges on deposit accounts	94	93	88	90	88
Investment banking and capital markets (loss) income	(31)	80	8	12	9
Operating lease income	69	68	69	72	70
Letter of credit and loan fees	53	51	37	58	51
Corporate-owned life insurance income	28	28	28	37	27
Electronic banking fees	27	27	24	25	25

     Compared to the second quarter of 2008, noninterest income decreased by $167 million, reflecting the continued effects of adverse conditions in the financial markets. Results from investment banking and capital markets activities decreased by $111 million, due primarily to an $85 million reduction from dealer trading and derivatives activities, including the third quarter charges resulting from market disruption caused by the failure of Lehman Brothers. Additionally, Key recorded $30 million in net losses from loan sales and write-downs, related primarily to commercial real estate loans held for sale, compared to net gains of $33 million for the prior quarter. Net losses from principal investing increased by $10 million from the second quarter of 2008.
     Key’s noninterest expense was $762 million for the third quarter of 2008, compared to $753 million for the same period last year. Personnel expense decreased by $2 million as increases in both salaries and severance expense were more than offset by reductions in costs associated with employee benefits and stock-based compensation. Nonpersonnel expense rose by $11 million, reflecting increases of $8 million in professional fees, $6 million in marketing expense, $5 million in net occupancy expense and $7 million resulting from the write-down or amortization of intangible assets. Included in noninterest expense for the third quarter of 2008 is $19 million of severance and other exit costs, including $10 million of expense recorded in connection with Key’s third quarter 2008 decision to exit direct and indirect retail and floor-plan lending for marine and recreational vehicle products. Key expects to record additional exit-related costs in the fourth quarter. The increase in noninterest expense relative to the year-ago quarter was moderated by a $23 million credit to miscellaneous expense, representing the reversal of the remaining litigation reserve associated with the previously reported Honsador litigation, which was settled in September.
     Compared to the second quarter of 2008, noninterest expense decreased by $19 million. Personnel expense decreased by $23 million, due primarily to lower incentive compensation accruals. Nonpersonnel expense was up $4 million, reflecting an $8 million provision for losses on lending-related commitments in the current quarter, compared to a $2 million credit in the prior quarter, a $6 million increase in marketing expense and a $4 million write-off of goodwill recorded during the third quarter in connection with Key’s decision to exit certain businesses. These increases were offset by the reversal of the remaining Honsador litigation reserve.

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

ASSET QUALITY
     Key’s provision for loan losses from continuing operations was $407 million for the third quarter of 2008, compared to $69 million for the year-ago quarter and $647 million for the second quarter of 2008. Key’s provision for loan losses for the third quarter of 2008 exceeded its net loan charge-offs by $134 million, as the company continued to build reserves.
     As previously reported, Key has undertaken a process to aggressively reduce its exposure in the residential properties segment of its construction loan portfolio through the planned sale of certain loans. In conjunction with these efforts, Key transferred $384 million of commercial real estate loans ($719 million, net of $335 million in net charge-offs) from the held-to-maturity loan portfolio to held-for-sale status in June. As of June 30, 2008, sales had closed on $44 million of these loans, and $340 million remained to be sold. During the third quarter, Key continued to work with bidders to finalize sales terms and documentation. However, continued disruption in the financial markets has precluded the ability of certain potential buyers to obtain the necessary funding. As shown in the following table, the balance of this portfolio was reduced to $133 million at September 30, 2008, as a result of cash proceeds received from loan sales, transfers to other real estate owned (“OREO”) and both realized and unrealized losses. Key is continuing to pursue the sale of the remaining loans, all of which are on nonperforming status.
Loans Held for Sale — Residential Properties Segment of Construction Loan Portfolio

in millions

Balance at June 30, 2008	$340
Cash proceeds from loan sales	(135)
Loans transferred to OREO	(35)
Realized and unrealized losses	(31)
Payments	(6)

Balance at September 30, 2008	$133

     Selected asset quality statistics for Key for each of the past five quarters are presented in the following table.
Selected Asset Quality Statistics

dollars in millions	3Q08	2Q08	1Q08	4Q07	3Q07

Net loan charge-offs	$273	$524	$121	$119	$59
Net loan charge-offs to average loans from continuing operations	1.43%	2.75%	.67%	.67%	.35%
Nonperforming loans at period end	$967	$814	$1,054	$687	$498
Nonperforming loans to period-end portfolio loans	1.26%	1.07%	1.38%	.97%	.72%
Nonperforming assets at period end	$1,239	$1,210	$1,115	$764	$570
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.61%	1.59%	1.46%	1.08%	.83%
Allowance for loan losses	$1,554	$1,421	$1,298	$1,200	$955
Allowance for loan losses to period-end loans	2.03%	1.87%	1.70%	1.69%	1.38%
Allowance for loan losses to nonperforming loans	160.70	174.57	123.15	174.67	191.77

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

     Net loan charge-offs for the quarter totaled $273 million, or 1.43% of average loans from continuing operations, compared to $59 million, or 0.35%, for the same period last year and $524 million, or 2.75%, for the previous quarter. Net loan charge-offs from the commercial, commercial real estate and education loan portfolios totaled $62 million, $99 million and $40 million, respectively, in the current quarter. The net charge-offs in the commercial real estate portfolio reflect continued weakness in the housing market, while the education loan charge-offs are attributable to a weakening economic environment.
     Key’s net loan charge-offs by loan type for each of the past five quarters are shown in the following table.
Net Loan Charge-offs

dollars in millions	3Q08	2Q08		1Q08	4Q07	3Q07

Commercial, financial and agricultural	$62	$61		$36	$35	$22
Real estate — commercial mortgage	20	15		4	1	2
Real estate — construction	79	339	[a]	25	44	6
Commercial lease financing	19	14		9	6	8

Total commercial loans	180	429		74	86	38
Home equity — Community Banking	9	9		8	6	4
Home equity — National Banking	12	10		7	6	4
Marine	16	10		16	8	5
Education	40	54	[b]	2	2	1
Other	16	12		14	11	7

Total consumer loans	93	95		47	33	21

Total net loan charge-offs	$273	$524		$121	$119	$59

Net loan charge-offs to average loans from continuing operations	1.43%	2.75%		.67%	.67%	.35%

(a)	During the second quarter of 2008, Key transferred $384 million of commercial real estate loans ($719 million of primarily construction loans, net of $335 million in net charge-offs) from the loan portfolio to held-for-sale status.

(b)	On March 31, 2008, Key transferred $3.3 billion of education loans from loans held for sale to the loan portfolio.
     The company expects net loan charge-offs for the fourth quarter to be in the range of 1.20% to 1.60% of average loans.
     At September 30, 2008, Key’s nonperforming loans totaled $967 million and represented 1.26% of period-end portfolio loans, compared to 1.07% at June 30, 2008, and 0.72% at September 30, 2007. At the same time, nonperforming assets totaled $1.239 billion and represented 1.61% of portfolio loans, other real estate owned and other nonperforming assets, compared to 1.59% at June 30, 2008, and 0.83% at September 30, 2007. The decrease in nonperforming loans held for sale and the increase in OREO and other nonperforming assets during the third quarter were largely attributable to the previously discussed activity in the residential properties segment of Key’s construction loan portfolio.

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

     The following table illustrates the trend in Key’s nonperforming assets by loan type over the past five quarters.
Nonperforming Assets

dollars in millions	3Q08	2Q08	1Q08	4Q07	3Q07

Commercial, financial and agricultural	$309	$259	$147	$84	$94
Real estate — commercial mortgage	119	107	113	41	41
Real estate — construction	334	256	610	415	228
Commercial lease financing	55	57	38	28	30
Total consumer loans	150	135	146	119	105

Total nonperforming loans	967	814	1,054	687	498
Nonperforming loans held for sale	169	342	9	25	6
OREO and other nonperforming assets	103	54	52	52	66

Total nonperforming assets	$1,239	$1,210	$1,115	$764	$570

Nonperforming loans to period-end portfolio loans	1.26%	1.07%	1.38%	.97%	.72%
Nonperforming assets to period-end portfolio loans, plus OREO and other nonperforming assets	1.61	1.59	1.46	1.08	.83

     Key’s allowance for loan losses was $1.554 billion, or 2.03% of loans outstanding, at September 30, 2008, compared to $1.421 billion, or 1.87%, at June 30, 2008, and $955 million, or 1.38%, at September 30, 2007.
CAPITAL
     Key’s capital ratios, as presented in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2008.
Capital Ratios

	9-30-08	6-30-08	3-31-08	12-31-07	9-30-07

Tier 1 risk-based capital [a]	8.48%	8.53%	8.33%	7.44%	7.94%
Total risk-based capital [a]	12.31	12.41	12.34	11.38	11.76
Tangible equity to tangible assets	6.95	6.98	6.85	6.58	6.87

(a)	9-30-08 ratio is estimated.
     Key issued 7 million additional common shares and 75,000 additional shares of noncumulative perpetual convertible preferred stock on July 11, 2008. These shares were issued as part of the over allotment granted by Key to the underwriters in connection with the issuances of common shares and preferred stock completed during the second quarter.
     During the third quarter, Key reissued 2 million of its common shares under employee benefit plans. There was no repurchase activity by Key during the third quarter, and the company currently does not anticipate any share repurchase activity during the remainder of 2008.
     Share issuances and repurchases that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the following table.

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Summary of Changes in Common Shares Outstanding

in thousands	3Q08	2Q08	1Q08	4Q07	3Q07

Shares outstanding at beginning of period	485,662	400,071	388,793	388,708	389,362
Common shares issued	7,066	85,106	—	—	—
Shares reissued to acquire U.S.B. Holding Co., Inc.	—	—	9,895	—	—
Shares reissued under employee benefit plans	2,037	485	1,383	85	1,346
Common shares repurchased	—	—	—	—	(2,000)

Shares outstanding at end of period	494,765	485,662	400,071	388,793	388,708

LINE OF BUSINESS RESULTS
     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and (loss) income from continuing operations for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the tables at the end of this release. Key’s line of business results for all periods presented reflect a new organizational structure that took effect January 1, 2008.
Major Business Groups

				Percent change 3Q08 vs.
dollars in millions	3Q08	2Q08	3Q07	2Q08	3Q07

Revenue from continuing operations (TE)
Community Banking	$658	$661	$629	(.5)%	4.6%
National Banking [a]	482	(130)	507	N/M	(4.9)
Other Segments	(17)	(31)	15	45.2	N/M

Total Segments	1,123	500	1,151	124.6	(2.4)
Reconciling Items [c]	(30)	(45)	(1)	33.3	N/M

Total	$1,093	$455	$1,150	140.2%	(5.0)%

(Loss) income from continuing operations
Community Banking	$98	$105	$134	(6.7)%	(26.9)%
National Banking [a]	(133)	(672)	70	80.2	N/M
Other Segments [b]	9	(13)	16	N/M	(43.8)

Total Segments	(26)	(580)	220	95.5	N/M
Reconciling Items [c]	(10)	(546)	4	98.2	N/M

Total	$(36)	$(1,126)	$224	96.8%	N/M

(a)	National Banking’s results for the third quarter of 2008 include $54 million ($33 million after tax) of derivative-related charges recorded as a result of market disruption caused by the failure of Lehman Brothers and $31 million ($19 million after tax) of realized and unrealized losses from the residential properties segment of the construction loan portfolio. During the second quarter of 2008, National Banking’s taxable-equivalent net interest income and net income were reduced by $838 million and $536 million, respectively, as a result of an adverse federal court decision on the tax treatment of a Service Contract Lease transaction.

(b)	Other Segments’ results for the third quarter of 2008 include a $23 million ($14 million after tax) credit, representing the reversal of the remaining litigation reserve associated with the Honsador litigation, which was settled in September.

(c)	Reconciling Items for the third and second quarters of 2008 include charges of $30 million and $475 million, respectively, to income taxes for the interest cost associated with the leveraged lease tax litigation. Reconciling Items for the third quarter of 2007 include a $27 million ($17 million after tax) gain related to MasterCard Incorporated shares.

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Community Banking

				Percent change 3Q08 vs.
dollars in millions	3Q08	2Q08	3Q07	2Q08	3Q07

Summary of operations
Net interest income (TE)	$445	$439	$412	1.4%	8.0%
Noninterest income	213	222	217	(4.1)	(1.8)

Total revenue (TE)	658	661	629	(.5)	4.6
Provision for loan losses	56	44	2	27.3	N/M
Noninterest expense	445	449	413	(.9)	7.7

Income before income taxes (TE)	157	168	214	(6.5)	(26.6)
Allocated income taxes and TE adjustments	59	63	80	(6.3)	(26.3)

Net income	$98	$105	$134	(6.7)%	(26.9)%

Percent of consolidated income from continuing operations	N/M	N/M	60%	N/A	N/A

Average balances
Loans and leases	$28,872	$28,477	$26,944	1.4%	7.2%
Total assets	31,934	31,304	29,708	2.0	7.5
Deposits	50,384	49,948	46,729	.9	7.8

Assets under management at period end	$18,278	$19,366	$21,903	(5.6)%	(16.6)%

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable
Additional Community Banking Data

				Percent change 3Q08 vs.
dollars in millions	3Q08	2Q08	3Q07	2Q08	3Q07

Average deposits outstanding
NOW and money market deposit accounts	$19,507	$19,656	$20,307	(.8)%	(3.9)%
Savings deposits	1,752	1,804	1,569	(2.9)	11.7
Certificates of deposit ($100,000 or more)	6,875	6,661	4,566	3.2	50.6
Other time deposits	13,103	12,735	11,485	2.9	14.1
Deposits in foreign office	1,193	1,306	1,128	(8.7)	5.8
Noninterest-bearing deposits	7,954	7,786	7,674	2.2	3.6

Total deposits	$50,384	$49,948	$46,729	.9%	7.8%

Home equity loans
Average balance	$9,887	$9,766	$9,690
Weighted-average loan-to-value ratio	70%	70%	70%
Percent first lien positions	54	55	58

Other data
Branches	986	985	954
Automated teller machines	1,479	1,479	1,439

Community Banking Summary of Operations
     Community Banking recorded net income of $98 million for the third quarter of 2008, compared to $134 million for the year-ago quarter. Increases in the provision for loan losses and noninterest expense were the primary causes of the decline, and more than offset an increase in net interest income.

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

     Taxable-equivalent net interest income rose by $33 million, or 8%, from the third quarter of 2007. The increase was attributable to a $1.9 billion, or 7%, rise in average earning assets, due largely to growth in the commercial loan portfolio, and a $3.7 billion, or 8%, increase in average deposits. Both loans and deposits experienced organic growth and benefited from the January 1 acquisition of U.S.B. Holding Co., Inc. described below.
     The provision for loan losses rose by $54 million compared to the third quarter of 2007, reflecting a $51 million increase in net loan charge-offs, almost half of which was attributable to two specific commercial loans.
     Noninterest expense rose by $32 million or 8%, from the year-ago quarter as a result of increases in personnel expense, marketing expense, professional fees, costs associated with other real estate owned, and smaller increases in a variety of other expense components. Overall, the increase in noninterest expense was largely attributable to initiatives undertaken with regard to branch modernization, deposit growth and the acquisition of U.S.B. Holding Co., Inc.
     On January 1, 2008, Key acquired U.S.B. Holding Co., Inc., the holding company for Union State Bank, a 31-branch state-chartered commercial bank headquartered in Orangeburg, New York. The acquisition doubles Key’s branch penetration in the attractive Lower Hudson Valley area. Assets and deposits acquired in this transaction were assigned to both the Community Banking and National Banking groups.
National Banking

					Percent change 3Q08 vs.
dollars in millions	3Q08	2Q08		3Q07	2Q08	3Q07

Summary of operations
Net interest income (loss) (TE)	$322	$(476	) [a]	$355	N/M	(9.3)%
Noninterest income	160 [a]	346		152	(53.8)%	5.3

Total revenue (TE)	482	(130)		507	N/M	(4.9)
Provision for loan losses	350	609		69	(42.5)	407.2
Noninterest expense	342	337		327	1.5	4.6

(Loss) income from continuing operations before income taxes (TE)	(210)	(1,076)		111	80.5	N/M
Allocated income taxes and TE adjustments	(77)	(404)		41	80.9	N/M

(Loss) income from continuing operations	(133)	(672)		70	80.2	N/M
Loss from discontinued operations, net of taxes	—	—		(14)	—	100.0

Net (loss) income	$(133)	$(672)		$56	80.2%	N/M

Percent of consolidated income from continuing operations	N/M	N/M		31%	N/A	N/A

Average balances from continuing operations
Loans and leases	$47,075	$47,877		$40,279	(1.7)%	16.9%
Loans held for sale	1,651	1,282		4,692	28.8	(64.8)
Total assets	56,183	56,323		50,961	(.2)	10.2
Deposits	12,439	12,289		12,631	1.2	(1.5)

Assets under management at period end	$58,398	$61,632		$66,197	(5.2)%	(11.8)%

(a)	National Banking’s results for the third quarter of 2008 include $54 million ($33 million after tax) of derivative-related charges recorded as a result of market disruption caused by the failure of Lehman Brothers and $31 million ($19 million after tax) of realized and unrealized losses from the residential properties segment of the construction loan portfolio. During the second quarter of 2008, National Banking’s taxable-equivalent net interest income and net income were reduced by $838 million and $536 million, respectively, as a result of an adverse federal court decision on the tax treatment of a Service Contract Lease transaction.

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

National Banking Summary of Continuing Operations
     National Banking recorded a loss of $133 million from continuing operations for the third quarter of 2008, compared to income of $70 million from continuing operations for the same period last year. A substantially higher provision for loan losses, lower net interest income and an increase in noninterest expense were offset in part by growth in noninterest income.
     Taxable-equivalent net interest income decreased by $33 million, or 9%, from the third quarter of 2007 as a result of tighter loan and deposit spreads caused by competitive pricing, and a higher level of nonperforming assets. Also contributing to the decrease was the prospective reduction in net interest income caused by the second quarter 2008 recalculation of income previously recognized on all leveraged leases being contested by the IRS. Average loans and leases grew by $6.8 billion, or 17%, while the level of average deposits was down slightly from the year-ago quarter. Contributing to the loan growth was the March 31, 2008, transfer of $3.3 billion of education loans from loans held for sale to the loan portfolio.
     Excluding $54 million of derivative-related charges recorded in the current quarter as a result of market disruption caused by the failure of Lehman Brothers, noninterest income rose by $62 million, or 41%, from the third quarter of 2007. The improvement reflected a $15 million increase in income from trust and investment services, a $23 million reduction in net losses from loan sales and write-downs, and a $15 million decrease in losses attributable to changes in the fair values of certain real estate related investments held by the Private Equity unit within the Real Estate Capital and Corporate Banking Services line of business. Noninterest income also benefited from an increase in fee income generated from tuition payment plan processing.
     The provision for loan losses rose by $281 million, due primarily to higher levels of net loan charge-offs from the commercial, commercial real estate and education loan portfolios. National Banking’s provision for loan losses for the third quarter of 2008 exceeded its net loan charge-offs by $147 million, as the company continued to build reserves.
     Noninterest expense increased by $15 million, or 5%, from the third quarter of 2007, reflecting $10 million of additional expense attributable to severance and other costs recorded during the current quarter in connection with Key’s decision to exit direct and indirect retail and floor-plan lending for marine and recreational vehicle products.
Other Segments
     Other segments consist of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $9 million for the third quarter of 2008, compared to $16 million for the same period last year. These results reflect less favorable results from principal investing in the current year.
Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.
Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital and Corporate Banking Services consists of two business units. Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Particular emphasis has been placed on providing clients with finance solutions through access to the capital markets.
Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients throughout the Community Banking and National Banking groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services provides a full array of commercial banking products and services to government and not-for-profit entities, and to community banks.
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.
Through its Victory Capital Management unit, Institutional and Capital Markets also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
Consumer Finance provides government guaranteed education loans to students and their parents, and processes tuition payments for private schools. Through its Commercial Floor Plan Lending unit, this line of business also finances inventory for automobile dealers. Starting in October 2008, Consumer Finance will exit direct and indirect retail and floor-plan lending for marine and recreational vehicle products and will limit new education loans to those backed by government guarantee. It will continue to service existing loans in these portfolios and to honor existing education loan commitments. These actions are consistent with Key’s strategy of de-emphasizing nonrelationship or out-of-footprint businesses.
     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of $101 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 986 branches and additional offices;

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

a network of 1,479 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, https://www.key.com/,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Tuesday, October 21, 2008. An audio replay of the call will be available through October 28.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at https://www.key.com/newsroom.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.
Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) continued disruption in the fixed income markets; (4) adverse capital markets conditions; (5) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (6) continued disruption in the housing markets and related conditions in the financial markets; (7) increased competitive pressure among financial services companies due to the recent consolidation of competing financial institutions and the conversion of certain investment banks to bank holding companies; (8) heightened legal standards and regulatory practices, requirements or expectations; (9) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (10) increased FDIC deposit premiums; (11) consummation of significant business combinations or divestitures; (12) operational or risk management failures due to technological or other factors; (13) changes in accounting or tax practices or requirements; (14) new legal obligations or liabilities or unfavorable resolution of litigation; and (15) disruption in the economy and general business climate as a result of terrorist activities or military actions. For additional information on the factors that could cause Key’s actual results or financial condition to differ materially from those described in the forward-looking statements consult Key’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, and June 30, 2008, Annual Report on Form 10-K for the year ended December 31, 2007, and Current Reports on Form 8-K, filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements. For further information regarding KeyCorp, please read KeyCorp’s reports that are filed with the Securities and Exchange Commission and are available at www.sec.gov.
###

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	9-30-08	6-30-08		9-30-07

Summary of operations
Net interest income (loss) (TE)	$705	$(100	) [a]	$712
Noninterest income	388	555		438

Total revenue (TE)	1,093	455		1,150
Provision for loan losses	407	647		69
Noninterest expense	762	781		753
(Loss) income from continuing operations	(36)	(1,126)		224
Loss from discontinued operations, net of taxes [b]	—	—		(14)
Net (loss) income	(36)	(1,126	) [a]	210
Net (loss) income applicable to common shares	(48)	(1,126)		210

Per common share
(Loss) income from continuing operations	$(.10)	$(2.70)		$.58
(Loss) income from continuing operations — assuming dilution	(.10)	(2.70)		.57
Loss from discontinued operations [b]	—	—		(.03)
Loss from discontinued operations — assuming dilution [b]	—	—		(.03)
Net (loss) income	(.10)	(2.70)		.54
Net (loss) income — assuming dilution	(.10)	(2.70	) [a]	.54
Cash dividends paid	.1875	.375		.365
Book value at period end	16.16	16.59		20.12
Tangible book value at period end	12.66	13.00		16.76
Market price at period end	11.94	10.98		32.33

Performance ratios — from continuing operations
Return on average total assets	(.14)%	(4.38)%		.93%
Return on average common equity	(2.36)	(53.35)		11.50
Return on average total equity	(1.64)	(52.56)		11.50
Net interest margin (TE)	3.13	(.44)		3.40

Performance ratios — from consolidated operations
Return on average total assets	(.14)%	(4.38	)% [a]	.88%
Return on average common equity	(2.36)	(53.35	) [a]	10.79
Return on average total equity	(1.64)	(52.56	) [a]	10.79
Net interest margin (TE)	3.13	(.44	) [a]	3.40

Capital ratios at period end
Equity to assets	8.54%	8.57%		8.13%
Tangible equity to tangible assets	6.95	6.98		6.87
Tier 1 risk-based capital [c]	8.48	8.53		7.94
Total risk-based capital [c]	12.31	12.41		11.76
Leverage [c]	9.46	9.34		8.96

Asset quality
Net loan charge-offs	$273	$524		$59
Net loan charge-offs to average loans from continuing operations	1.43%	2.75%		.35%
Allowance for loan losses	$1,544	$1,421		$955
Allowance for loan losses to period-end loans	2.03%	1.87%		1.38%
Allowance for loan losses to nonperforming loans	160.70	174.57		191.77
Nonperforming loans at period end	$967	$814		$498
Nonperforming assets at period end	1,239	1,210		570
Nonperforming loans to period-end portfolio loans	1.26%	1.07%		.72%
Nonperforming assets to period-end portfolio loans plus
OREO and other nonperforming assets	1.61	1.59		.83

Trust and brokerage assets
Assets under management	$76,676	$80,998		$88,100
Nonmanaged and brokerage assets	27,187	29,905		33,273

Other data
Average full-time equivalent employees	18,291	18,164		18,567
Branches	986	985		954

Taxable-equivalent adjustment	$6	$(458)		$18

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Nine months ended
	9-30-08		9-30-07

Summary of operations
Net interest income (TE)	$1,309	[a]	$2,118
Noninterest income	1,471		1,741

Total revenue (TE)	2,780		3,859
Provision for loan losses	1,241		166
Noninterest expense	2,275		2,352
(Loss) income from continuing operations	(944)		919
Loss from discontinued operations, net of taxes [b]	—		(25)
Net (loss) income	(944	) [a]	894
Net (loss) income applicable to common shares	(956)		894

Per common share
(Loss) income from continuing operations	$(2.19)		$2.34
(Loss) income from continuing operations — assuming dilution	(2.19)		2.31
Loss from discontinued operations [b]	—		(.06)
Loss from discontinued operations — assuming dilution [b]	—		(.06)
Net (loss) income	(2.19)		2.28
Net (loss) income — assuming dilution	(2.19	) [a]	2.25
Cash dividends paid	.9375		1.095

Performance ratios — from continuing operations
Return on average total assets	(1.22)%		1.31%
Return on average common equity	(15.32)		16.03
Return on average total equity	(14.66)		16.03
Net interest margin (TE)	1.95		3.46

Performance ratios — from consolidated operations
Return on average total assets	(1.22	)% [a]	1.28%
Return on average common equity	(15.32	) [a]	15.59
Return on average total equity	(14.66	) [a]	15.59
Net interest margin (TE)	1.95	[a]	3.46

Asset quality
Net loan charge-offs	$918		$156
Net loan charge-offs to average loans from continuing operations	1.63%		.31%

Other data
Average full-time equivalent employees	18,294		19,081

Taxable-equivalent adjustment	$(461)		$59

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents certain earnings data and performance ratios, excluding charges related to the tax treatment of certain leveraged lease financing transactions disallowed by the Internal Revenue Service. The table reconciles certain GAAP performance measures to the corresponding non-GAAP measures and provides a basis for period-to-period comparisons.

(b)	Key sold the subprime mortgage loan portfolio held by the Champion Mortgage finance business in November 2006, and completed the sale of Champion’s origination platform in February 2007. As a result of these actions, Key has accounted for this business as a discontinued operation.

(c)	9-30-08 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

GAAP to Non-GAAP Reconciliations
(dollars in millions, except per share amounts)
As a result of an adverse federal court decision on Key’s tax treatment of a Service Contract Lease transaction entered into by AWG Leasing Trust, in which Key is a partner, Key recorded after-tax charges of $1.011 billion, or $2.43 per common share, during the second quarter of 2008. Additionally, during the first quarter of 2008, Key increased its tax reserves for certain lease in, lease out transactions and recalculated its lease income in accordance with prescribed accounting standards, resulting in after-tax charges of $38 million, or $0.10 per common share. The table below presents certain earnings data and performance ratios, excluding these charges (non-GAAP), reconciles the GAAP performance measures to the corresponding non-GAAP measures and provides a basis for period-to-period comparisons. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Non-GAAP financial measures should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Nine months ended
	9-30-08	6-30-08	3-31-08	9-30-08

Net income
Net (loss) income (GAAP)	$(36)	$(1,126)	$218	$(944)
Charges related to leveraged lease tax litigation, after tax	—	1,011	38	1,049

Net (loss) income, excluding charges related to leveraged lease tax litigation (non-GAAP)	$(36)	$(115)	$256	$105

Net (loss) income applicable to common shares (GAAP)	$(48)	$(1,126)	$218	$(956)

Per common share
Net (loss) income — assuming dilution (GAAP)	$(.10)	$(2.70)	$.54	$(2.19)
Net (loss) income, excluding charges related to leveraged lease tax litigation — assuming dilution (non-GAAP)	(.10)	(.28)	.64	.23

Performance ratios
Return on average total assets [a]
Average total assets	$103,156	$103,290	$103,356	$103,267

Return on average total assets (GAAP)	(.14)%	(4.38)%	.85%	(1.22)%
Return on average total assets, excluding charges related to leveraged lease tax litigation (non-GAAP)	(.14)	(.45)	1.00	.14

Return on average common equity [a]
Average common equity	$8,077	$8,489	$8,445	$8,336

Return on average common equity (GAAP)	(2.36)%	(53.35)%	10.38%	(15.32)%
Return on average common equity, excluding charges related to leveraged lease tax litigation (non-GAAP)	(2.36)	(5.45)	12.19	1.49

Return on average total equity [a]
Average total equity	$8,734	$8,617	$8,445	$8,599

Return on average total equity (GAAP)	(1.64)%	(52.56)%	10.38%	(14.66)%
Return on average total equity, excluding charges related to leveraged lease tax litigation (non-GAAP)	(1.64)	(5.37)	12.19	1.63

Net interest income and margin
Net interest income
Net interest income (GAAP)	$699	$358	$713	$1,770
Charges related to leveraged lease tax litigation, pre-tax	—	359	3	362

Net interest income, excluding charges related to leveraged lease tax litigation (non-GAAP)	$699	$717	$716	$2,132

Net interest income/margin (TE)
Net interest income (loss) (TE) (as reported)	$705	$(100)	$704	$1,309
Charges related to leveraged lease tax litigation, pre-tax (TE)	—	838	34	872

Net interest income, excluding charges related to leveraged lease tax litigation (TE) (adjusted basis)	$705	$738	$738	$2,181

Net interest margin (TE) (as reported) [a]	3.13%	(.44)%	3.14%	1.95%
Impact of charges related to leveraged lease tax litigation, pre-tax (TE) [a]	—	3.76	.15	1.30

Net interest margin, excluding charges related to leveraged lease tax litigation (TE) (adjusted basis) [a]	3.13%	3.32%	3.29%	3.25%

(a) Income statement amount has been annualized in calculation of percentage.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Consolidated Balance Sheets
(dollars in millions)

	9-30-08	6-30-08	9-30-07

ASSETS
Loans	$76,705	$75,855	$68,999
Loans held for sale	1,475	1,833	4,791
Securities available for sale	8,391	8,312	7,915
Held-to-maturity securities	28	25	36
Trading account assets	1,449	1,483	1,060
Short-term investments	653	826	528
Other investments	1,556	1,559	1,509

Total earning assets	90,257	89,893	84,838
Allowance for loan losses	(1,554)	(1,421)	(955)
Cash and due from banks	1,937	1,912	2,016
Premises and equipment	801	748	631
Operating lease assets	1,030	1,089	1,135
Goodwill	1,595	1,598	1,202
Other intangible assets	135	146	105
Corporate-owned life insurance	2,940	2,917	2,845
Derivative assets	951	1,693	539
Accrued income and other assets	3,198	2,969	3,781

Total assets	$101,290	$101,544	$96,137

LIABILITIES
Deposits in domestic offices:
NOW and money market deposit accounts	$25,789	$27,278	$24,198
Savings deposits	1,731	1,809	1,544
Certificates of deposit ($100,000 or more)	10,316	8,699	6,672
Other time deposits	13,929	12,541	11,403

Total interest-bearing deposits	51,765	50,327	43,817
Noninterest-bearing deposits	11,122	10,561	14,003
Deposits in foreign office — interest-bearing	1,791	3,508	5,894

Total deposits	64,678	64,396	63,714
Federal funds purchased and securities sold under repurchase agreements	1,799	2,088	5,398
Bank notes and other short-term borrowings	5,352	5,985	2,429
Derivative liabilities	589	637	218
Accrued expense and other liabilities	4,624	4,626	5,009
Long-term debt	15,597	15,106	11,549

Total liabilities	92,639	92,838	88,317

SHAREHOLDERS’ EQUITY
Preferred stock	658	650	—
Common shares	584	577	492
Capital surplus	2,552	2,544	1,617
Retained earnings	7,320	7,461	8,788
Treasury stock, at cost	(2,616)	(2,675)	(3,023)
Accumulated other comprehensive income (loss)	153	149	(54)

Total shareholders’ equity	8,651	8,706	7,820

Total liabilities and shareholders’ equity	$101,290	$101,544	$96,137

Common shares outstanding (000)	494,765	485,662	388,708

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-08	6-30-08	9-30-07	9-30-08	9-30-07

Interest income
Loans	$1,066	$717	$1,209	$2,906	$3,546
Loans held for sale	21	20	91	128	248
Securities available for sale	110	111	106	330	312
Held-to-maturity securities	1	—	—	2	1
Trading account assets	16	10	11	39	26
Short-term investments	6	8	5	23	24
Other investments	12	14	12	38	40

Total interest income	1,232	880	1,434	3,466	4,197

Interest expense
Deposits	347	347	482	1,122	1,362
Federal funds purchased and securities sold under repurchase agreements	10	15	55	53	163
Bank notes and other short-term borrowings	34	27	30	100	59
Long-term debt	142	133	173	421	554

Total interest expense	533	522	740	1,696	2,138

Net interest income	699	358	694	1,770	2,059
Provision for loan losses	407	647	69	1,241	166

Net interest income (loss) after provision for loan losses	292	(289)	625	529	1,893

Noninterest income
Trust and investment services income	133	138	119	400	359
Service charges on deposit accounts	94	93	88	275	247
Investment banking and capital markets (loss) income	(31)	80	9	57	105
Operating lease income	69	68	70	206	200
Letter of credit and loan fees	53	51	51	141	134
Corporate-owned life insurance income	28	28	27	84	84
Electronic banking fees	27	27	25	78	74
Net (losses) gains from loan securitizations and sales	(30)	33	(53)	(98)	(11)
Net securities gains (losses)	1	(1)	4	3	(41)
Net (losses) gains from principal investing	(24)	(14)	9	(29)	128
Gain from redemption of Visa Inc. shares	—	—	—	165	—
Gain from sale of McDonald Investments branch network	—	—	—	—	171
Other income	68	52	89	189	291

Total noninterest income	388	555	438	1,471	1,741

Noninterest expense
Personnel	381	404	383	1,194	1,222
Net occupancy	65	62	60	193	182
Computer processing	46	43	49	136	149
Operating lease expense	56	55	58	169	165
Professional fees	35	33	27	91	79
Equipment	23	23	22	70	71
Marketing	27	21	21	62	60
Other expense	129	140	133	360	424

Total noninterest expense	762	781	753	2,275	2,352

(Loss) income from continuing operations before income taxes	(82)	(515)	310	(275)	1,282
Income taxes	(46)	611	86	669	363

(Loss) income from continuing operations	(36)	(1,126)	224	(944)	919
Loss from discontinued operations, net of taxes	—	—	(14)	—	(25)

Net (loss) income	$(36)	$(1,126)	$210	$(944)	$894

Net (loss) income applicable to common shares	$(48)	$(1,126)	$210	$(956)	$894

Per common share:
(Loss) income from continuing operations	$(.10)	$(2.70)	$.58	$(2.19)	$2.34
Net (loss) income	(.10)	(2.70)	.54	(2.19)	2.28

Per common share — assuming dilution:
(Loss) income from continuing operations	$(.10)	$(2.70)	$.57	$(2.19)	$2.31
Net (loss) income	(.10)	(2.70)	.54	(2.19)	2.25

Cash dividends declared per common share	$.1875	$.375	$.365	$.9375	$1.095

Weighted-average common shares outstanding (000)	491,179	416,629	389,319	435,846	393,048
Weighted-average common shares and potential common shares outstanding (000)	491,179	416,629	393,164	435,846	397,816

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
From Continuing Operations
(dollars in millions)

	Third Quarter 2008			Second Quarter 2008					Third Quarter 2007
	Average			Average					Average
	Balance	Interest	Yield/Rate	Balance	Interest		Yield/Rate		Balance	Interest	Yield/Rate

Assets
Loans: [a,b]
Commercial, financial and agricultural	$26,345	$356	5.38%	$26,057	$352		5.42%		$22,393	$410	7.25%
Real estate — commercial mortgage	10,718	158	5.87	10,593	156		5.91		8,855	172	7.69
Real estate — construction	7,806	109	5.53	8,484	118		5.61		8,285	167	8.01
Commercial lease financing	9,585	108	4.52	9,798	(709)		(28.94	) [c]	10,172	147	5.80

Total commercial loans	54,454	731	5.35	54,932	(83)		(.58)		49,705	896	7.16
Real estate — residential	1,899	28	6.04	1,918	30		6.12		1,586	26	6.68
Home equity:
Community Banking	9,887	141	5.64	9,765	140		5.78		9,690	175	7.14
National Banking	1,138	22	7.65	1,200	23		7.68		1,193	24	7.85

Total home equity loans	11,025	163	5.85	10,965	163		5.99		10,883	199	7.22
Consumer other — Community Banking	1,264	33	10.37	1,271	33		10.34		1,342	36	10.66
Consumer other — National Banking:
Marine	3,586	57	6.33	3,646	56		6.26		3,506	55	6.32
Education	3,635	54	5.90	3,595	53		5.88		332	8	9.65
Other	308	6	8.22	325	7		8.21		326	7	8.92

Total consumer other — National Banking	7,529	117	6.20	7,566	116		6.16		4,164	70	6.79

Total consumer loans	21,717	341	6.25	21,720	342		6.32		17,975	331	7.33

Total loans	76,171	1,072	5.60	76,652	259		1.37		67,680	1,227	7.20
Loans held for sale	1,723	21	4.76	1,356	20		5.94		4,731	91	7.59
Securities available for sale [a,d]	8,266	110	5.38	8,315	111		5.40		7,825	106	5.45
Held-to-maturity securities [a]	27	1	13.81	25	—		11.47		36	—	6.43
Trading account assets	1,579	16	4.02	1,041	10		3.88		1,055	11	4.39
Short-term investments	794	6	3.44	773	8		3.83		633	5	3.32
Other investments [d]	1,563	12	2.87	1,580	14		3.09		1,563	12	2.99

Total earning assets	90,123	1,238	5.47	89,742	422		1.89		83,523	1,452	6.92
Allowance for loan losses	(1,498)			(1,338)					(942)
Accrued income and other assets	14,531			14,886					12,581

Total assets	$103,156			$103,290					$95,162

Liabilities
NOW and money market deposit accounts	$26,657	108	1.61	$27,158	102		1.51		$24,190	209	3.41
Savings deposits	1,783	1	.21	1,815	1		.27		1,581	—	.19
Certificates of deposit ($100,000 or more)[e]	9,506	97	4.05	8,670	88		4.09		6,274	80	5.06
Other time deposits	13,118	129	3.92	12,751	135		4.27		11,512	136	4.68
Deposits in foreign office	2,762	12	1.77	4,121	21		1.95		4,540	57	5.00

Total interest-bearing deposits	53,826	347	2.57	54,515	347		2.56		48,097	482	3.98
Federal funds purchased and securities sold under repurchase agreements	2,546	10	1.58	3,267	15		1.86		4,470	55	4.85
Bank notes and other short-term borrowings	4,843	34	2.72	4,770	27		2.26		2,539	30	4.70
Long-term debt [e,f]	15,123	142	3.91	14,620	133		3.87		11,801	173	5.89

Total interest-bearing liabilities	76,338	533	2.80	77,172	522		2.75		66,907	740	4.40

Noninterest-bearing deposits	10,756			10,617					14,424
Accrued expense and other liabilities	7,328			6,884					6,106

Total liabilities	94,422			94,673					87,437

Shareholders’ equity
Preferred stock	657			128					—
Common shareholders’ equity	8,077			8,489					7,725

Total shareholders’ equity	8,734			8,617					7,725

Total liabilities and shareholders’ equity	$103,156			$103,290					$95,162

Interest rate spread (TE)			2.67%				(.86)%				2.52%

Net interest income (loss) (TE) and net interest margin (TE)		705	3.13%		(100	) [c]	(.44)%[c]			712	3.40%

TE adjustment [a]		6			(458)					18

Net interest income, GAAP basis		$699			$358					$694

Average balances have not been restated to reflect Key’s January 1, 2008, adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts,” and FASB Staff Position FIN 39-1, “Amendment of FASB Interpretation 39.”

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	During the second quarter of 2008, Key’s taxable-equivalent net interest income and net income were reduced by $838 million and $1.011 billion, respectively, as a result of an adverse federal court decision on Key’s tax treatment of a Service Contract Lease transaction. Excluding this reduction, the taxable-equivalent yield on Key’s commercial lease financing portfolio would have been 5.25% for the second quarter of 2008, and Key’s taxable-equivalent net interest margin would have been 3.32%. During the prior quarter, Key increased its tax reserves for certain lease in, lease out transactions and recalculated its lease income in accordance with prescribed accounting standards. These actions reduced Key’s first quarter 2008 taxable-equivalent net interest income and net income by $34 million and $38 million, respectively. Excluding this reduction, the taxable-equivalent yield on Key’s commercial lease financing portfolio would have been 5.27% for the first quarter of 2008, and Key’s taxable-equivalent net interest margin would have been 3.29%.

(d)	Yield is calculated on the basis of amortized cost.

(e)	Rate calculation excludes basis adjustments related to fair value hedges.

(f)	Results from continuing operations exclude the dollar amount of liabilities assumed necessary to support interest-earning assets held by the discontinued Champion Mortgage finance business. The interest expense related to these liabilities, which also is excluded from continuing operations, was calculated using a matched funds transfer pricing methodology.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
From Continuing Operations
(dollars in millions)

	Nine months ended September 30, 2008				Nine months ended September 30, 2007
	Average				Average
	Balance	Interest	Yield/Rate		Balance	Interest	Yield/Rate

Assets
Loans: [a,b]
Commercial, financial and agricultural	$25,939	$1,100	5.66%		$21,940	$1,203	7.33%
Real estate — commercial mortgage	10,532	489	6.20		8,617	500	7.76
Real estate — construction	8,251	361	5.84		8,252	500	8.10
Commercial lease financing	9,795	(503)	(6.85	) [c]	10,121	435	5.73

Total commercial loans	54,517	1,447	3.55		48,930	2,638	7.20
Real estate — residential	1,911	88	6.15		1,501	74	6.61
Home equity:
Community Banking	9,782	435	5.93		9,676	518	7.15
National Banking	1,199	69	7.69		1,105	65	7.86

Total home equity loans	10,981	504	6.13		10,781	583	7.22
Consumer other — Community Banking	1,280	100	10.43		1,387	109	10.47
Consumer other — National Banking:
Marine	3,626	171	6.30		3,317	156	6.29
Education	2,535	114	5.98		334	24	9.57
Other	324	20	8.25		312	21	9.03

Total consumer other — National Banking	6,485	305	6.27		3,963	201	6.78

Total consumer loans	20,657	997	6.44		17,632	967	7.33

Total loans	75,174	2,444	4.34		66,562	3,605	7.24
Loans held for sale	2,684	128	6.35		4,365	248	7.59
Securities available for sale [a,d]	8,333	331	5.35		7,723	312	5.39
Held-to-maturity securities [a]	27	2	12.06		38	1	6.79
Trading account assets	1,233	39	4.22		875	26	3.97
Short-term investments	910	23	3.44		718	24	4.56
Other investments [d]	1,565	38	3.00		1,502	40	3.43

Total earning assets	89,926	3,005	4.46		81,783	4,256	6.95
Allowance for loan losses	(1,358)				(942)
Accrued income and other assets	14,699				12,727

Total assets	$103,267				$93,568

Liabilities
NOW and money market deposit accounts	$26,936	349	1.73		$23,525	565	3.21
Savings deposits	1,821	5	.37		1,614	2	.19
Certificates of deposit ($100,000 or more) [e]	8,752	280	4.27		6,221	235	5.04
Other time deposits	12,877	410	4.26		11,872	415	4.68
Deposits in foreign office	4,240	78	2.45		3,804	145	5.10

Total interest-bearing deposits	54,626	1,122	2.74		47,036	1,362	3.87
Federal funds purchased and securities sold under repurchase agreements	3,223	53	2.20		4,376	163	4.97
Bank notes and other short-term borrowings	4,849	100	2.74		1,813	59	4.37
Long-term debt [e,f]	14,330	421	4.14		12,769	554	5.87

Total interest-bearing liabilities	77,028	1,696	2.97		65,994	2,138	4.34

Noninterest-bearing deposits	10,705				13,867
Accrued expense and other liabilities	6,935				6,041

Total liabilities	94,668				85,902

Shareholders’ equity
Preferred stock	263				—
Common shareholders’ equity	8,336				7,666

Total shareholders’ equity	8,599				7,666

Total liabilities and shareholders’ equity	$103,267				$93,568

Interest rate spread (TE)			1.49%				2.61%

Net interest income (TE) and net interest margin (TE)		1,309 [c]	1.95%[c]			2,118	3.46%

TE adjustment [a]		(461)				59

Net interest income, GAAP basis		$1,770				$2,059

Average balances have not been restated to reflect Key’s January 1, 2008, adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts,” and FASB Staff Position FIN 39-1, “Amendment of FASB Interpretation 39.”

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	During the second quarter of 2008, Key’s taxable-equivalent net interest income and net income were reduced by $838 million and $1.011 billion, respectively, as a result of an adverse federal court decision on Key’s tax treatment of a Service Contract Lease transaction. During the prior quarter, Key’s taxable-equivalent net interest income and net income were reduced by $34 million and $38 million, respectively, as a result of an increase to Key’s tax reserves for certain lease in, lease out transactions and a recalculation of its lease income in accordance with prescribed accounting standards. Excluding these reductions, the taxable-equivalent yield on Key’s commercial lease financing portfolio would have been 5.02% for the first nine months of 2008, and Key’s taxable-equivalent net interest margin would have been 3.25%.

(d)	Yield is calculated on the basis of amortized cost.

(e)	Rate calculation excludes basis adjustments related to fair value hedges.

(f)	Results from continuing operations exclude the dollar amount of liabilities assumed necessary to support interest-earning assets held by the discontinued Champion Mortgage finance business. The interest expense related to these liabilities, which also is excluded from continuing operations, was calculated using a matched funds transfer pricing methodology.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Noninterest Income
(in millions)

	Three months ended			Nine months ended
	9-30-08	6-30-08	9-30-07	9-30-08	9-30-07

Trust and investment services income [a]	$133	$138	$119	$400	$359
Service charges on deposit accounts	94	93	88	275	247
Investment banking and capital markets (loss) income [a]	(31)	80	9	57	105
Operating lease income	69	68	70	206	200
Letter of credit and loan fees	53	51	51	141	134
Corporate-owned life insurance income	28	28	27	84	84
Electronic banking fees	27	27	25	78	74
Net (losses) gains from loan securitizations and sales	(30)	33	(53)	(98)	(11)
Net securities gains (losses)	1	(1)	4	3	(41)
Net (losses) gains from principal investing	(24)	(14)	9	(29)	128
Gain from redemption of Visa Inc. shares	—	—	—	165	—
Gain from sale of McDonald Investments branch network	—	—	—	—	171
Other income:
Insurance income	15	20	16	50	45
Loan securitization servicing fees	4	5	5	13	16
Credit card fees	6	3	4	13	10
Gains related to MasterCard Incorporated shares	—	—	27	—	67
Litigation settlement — automobile residual value insurance	—	—	—	—	26
Miscellaneous income	43	24	37	113	127

Total other income	68	52	89	189	291

Total noninterest income	$388	$555	$438	$1,471	$1,741

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Nine months ended
	9-30-08	6-30-08	9-30-07	9-30-08	9-30-07

Brokerage commissions and fee income	$37	$41	$26	$111	$94
Personal asset management and custody fees	38	40	41	119	122
Institutional asset management and custody fees	58	57	52	170	143

Total trust and investment services income	$133	$138	$119	$400	$359

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Nine months ended
	9-30-08	6-30-08	9-30-07	9-30-08	9-30-07

Investment banking income	$20	$36	$22	$78	$65
(Loss) income from other investments	(7)	1	(22)	(12)	(11)
Dealer trading and derivatives (loss) income	(57)	28	(2)	(50)	18
Foreign exchange income	13	15	11	41	33

Total investment banking and capital markets (loss) income	$(31)	$80	$9	$57	$105

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Noninterest Expense
(dollars in millions)

	Three months ended				Nine months ended
	9-30-08	6-30-08	9-30-07		9-30-08	9-30-07

Personnel [a]	$381	$404	$383		$1,194	$1,222
Net occupancy	65	62	60		193	182
Computer processing	46	43	49		136	149
Operating lease expense	56	55	58		169	165
Professional fees	35	33	27		91	79
Equipment	23	23	22		70	71
Marketing	27	21	21		62	60
Other expense:
Postage and delivery	11	12	11		34	34
Franchise and business taxes	7	8	8		23	25
Telecommunications	7	7	7		22	21
Provision (credit) for losses on lending-related commitments	8	(2)	5		(21)	3
Miscellaneous expense	96	115	102		302	341

Total other expense	129	140	133		360	424

Total noninterest expense	$762	$781	$753		$2,275	$2,352

Average full-time equivalent employees	18,291	18,164	18,567	[b]	18,294	19,081	[b]

(a)	Additional detail provided in table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.
Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9-30-08	6-30-08	9-30-07	9-30-08	9-30-07

Salaries	$245	$235	$240	$719	$721
Incentive compensation	55	79	55	208	212
Employee benefits	59	65	67	200	222
Stock-based compensation	8	17	17	39	57
Severance	14	8	4	28	10

Total personnel expense	$381	$404	$383	$1,194	$1,222

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Loan Composition
(dollars in millions)

					Percent change 9-30-08 vs.
	9-30-08	6-30-08		9-30-07	6-30-08	9-30-07

Commercial, financial and agricultural	$27,207	$25,929		$23,192	4.9%	17.3%
Commercial real estate:
Commercial mortgage	10,569	10,737		9,272	(1.6)	14.0
Construction	7,708	7,849		8,214	(1.8)	(6.2)

Total commercial real estate loans	18,277	18,586	[a]	17,486	(1.7)	4.5
Commercial lease financing	9,437	9,610		10,309	(1.8)	(8.5)

Total commercial loans	54,921	54,125		50,987	1.5	7.7
Real estate — residential mortgage	1,898	1,928		1,583	(1.6)	19.9
Home equity:
Community Banking	9,970	9,851		9,674	1.2	3.1
National Banking	1,101	1,153		1,230	(4.5)	(10.5)

Total home equity loans	11,071	11,004		10,904	.6	1.5
Consumer other — Community Banking	1,274	1,261		1,308	1.0	(2.6)
Consumer other — National Banking:
Marine	3,529	3,634		3,549	(2.9)	(.6)
Education	3,711	3,584	[b]	334	3.5	N/M
Other	301	319		334	(5.6)	(9.9)

Total consumer other — National Banking	7,541	7,537		4,217	.1	78.8

Total consumer loans	21,784	21,730		18,012	.2	20.9

Total loans	$76,705	$75,855		$68,999	1.1%	11.2%

Loans Held for Sale Composition
(dollars in millions)

					Percent change 9-30-08 vs.
	9-30-08	6-30-08		9-30-07	6-30-08	9-30-07

Commercial, financial and agricultural	$159	$212		$67	(25.0)%	137.3%
Real estate — commercial mortgage	718	994		1,560	(27.8)	(54.0)
Real estate — construction	262	398	[a]	237	(34.2)	10.5
Commercial lease financing	52	42		5	23.8	940.0
Real estate — residential mortgage	57	79		36	(27.8)	58.3
Home equity	—	—		1	—	(100.0)
Education	223	103	[b]	2,877	116.5	(92.2)
Automobile	4	5		8	(20.0)	(50.0)

Total loans held for sale	$1,475	$1,833		$4,791	(19.5)%	(69.2)%

(a)	During the second quarter of 2008, Key transferred $384 million of commercial real estate loans ($719 million of primarily construction loans, net of $335 million in net charge-offs) from the loan portfolio to held-for-sale status.

(b)	On March 31, 2008, Key transferred $3.3 billion of education loans from loans held for sale to the loan portfolio.

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended				Nine months ended
	9-30-08	6-30-08		9-30-07	9-30-08	9-30-07

Average loans outstanding from continuing operations	$76,171	$76,652		$67,680	$75,174	$66,562

Allowance for loan losses at beginning of period	$1,421	$1,298		$945	$1,200	$944
Loans charged off:
Commercial, financial and agricultural	75	75		33	200	80

Real estate ___ commercial mortgage	21	15		2	40	13
Real estate ___ construction	80	340		7	445	10

Total commercial real estate loans	101	355	[a]	9	485 [a]	23
Commercial lease financing	24	18		11	57	33

Total commercial loans	200	448		53	742	136
Real estate — residential mortgage	2	2		1	8	3
Home equity:
Community Banking	10	9		5	28	15
National Banking	12	11		4	30	10

Total home equity loans	22	20		9	58	25
Consumer other — Community Banking	11	11		8	31	23
Consumer other — National Banking:
Marine	20	16		8	55	22
Education	41	55	[b]	1	98	3
Other	4	2		2	10	6

Total consumer other — National Banking	65	73		11	163	31

Total consumer loans	100	106		29	260	82

Total loans charged off	300	554		82	1,002	218
Recoveries:
Commercial, financial and agricultural	13	14		11	41	24

Real estate ___ commercial mortgage	1	—		—	1	4
Real estate ___ construction	1	1		1	2	1

Total commercial real estate loans	2	1		1	3	5
Commercial lease financing	5	4		3	15	10

Total commercial loans	20	19		15	59	39
Real estate — residential mortgage	—	1		—	1	1
Home equity:
Community Banking	1	—		1	2	3
National Banking	—	1		—	1	1

Total home equity loans	1	1		1	3	4
Consumer other — Community Banking	1	1		3	4	6
Consumer other — National Banking:
Marine	4	6		3	13	9
Education	1	1		—	2	1
Other	—	1		1	2	2

Total consumer other — National Banking	5	8		4	17	12

Total consumer loans	7	11		8	25	23

Total recoveries	27	30		23	84	62

Net loan charge-offs	(273)	(524)		(59)	(918)	(156)
Provision for loan losses from continuing operations	407	647		69	1,241	166
Allowance related to loans acquired, net	—	—		—	32	—
Foreign currency translation adjustment	(1)	—		—	(1)	1

Allowance for loan losses at end of period	$1,554	$1,421		$955	$1,554	$955

Net loan charge-offs to average loans from continuing operations	1.43%	2.75%		.35%	1.63%	.31%
Allowance for loan losses to period-end loans	2.03	1.87		1.38	2.03	1.38
Allowance for loan losses to nonperforming loans	160.70	174.57		191.77	160.70	191.77

(a)	During the second quarter of 2008, Key transferred $384 million of commercial real estate loans ($719 million of primarily construction loans, net of $335 million in net charge-offs) from the loan portfolio to held-for-sale status.

(b)	On March 31, 2008, Key transferred $3.3 billion of education loans from loans held for sale to the loan portfolio.

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Changes in Liability for Credit Losses on Lending-Related Commitments
(in millions)

	Three months ended			Nine months ended
	9-30-08	6-30-08	9-30-07	9-30-08	9-30-07

Balance at beginning of period	$51	$53	$50	$80	$53
Provision (credit) for losses on lending- related commitments	8	(2)	5	(21)	3
Charge-offs	—	—	—	—	(1)

Balance at end of period [a]	$59	$51	$55	$59	$55

(a)	Included in “accrued expense and other liabilities” on the consolidated balance sheet.
Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	9-30-08	6-30-08		3-31-07	12-31-07	9-30-07

Commercial, financial and agricultural	$309	$259		$147	$84	$94

Real estate — commercial mortgage	119	107		113	41	41
Real estate — construction	334	256		610	415	228

Total commercial real estate loans	453	363	[b]	723	456	269
Commercial lease financing	55	57		38	28	30

Total commercial loans	817	679		908	568	393
Real estate — residential mortgage	35	32		34	28	29
Home equity:
Community Banking	70	61		60	54	50
National Banking	16	14		14	12	11

Total home equity loans	86	75		74	66	61
Consumer other — Community Banking	3	2		2	2	2
Consumer other — National Banking:
Marine	22	20		20	20	12
Education	3	4		15	2	—
Other	1	2		1	1	1

Total consumer other — National Banking	26	26		36	23	13

Total consumer loans	150	135		146	119	105

Total nonperforming loans	967	814		1,054	687	498

Nonperforming loans held for sale	169	342	[b]	9	25	6

OREO	64	26		29	21	21
Allowance for OREO losses	(4)	(2)		(2)	(2)	(1)

OREO, net of allowance	60	24		27	19	20

Other nonperforming assets [a]	43	30		25	33	46

Total nonperforming assets	$1,239	$1,210		$1,115	$764	$570

Accruing loans past due 90 days or more	$328	$367		$283	$231	$190
Accruing loans past due 30 through 89 days	937	852		1,169	843	717
Nonperforming loans to period-end portfolio loans	1.26%	1.07%		1.38%	.97%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.61	1.59		1.46	1.08	.83

Summary of Changes in Nonperforming Loans
(in millions)

	3Q08	2Q08	1Q08	4Q07	3Q07

Balance at beginning of period	$814	$1,054	$687	$498	$276
Loans placed on nonaccrual status	530	789	566	378	337
Charge-offs	(300)	(547)	(144)	(147)	(81)
Loans sold	(1)	(48)	—	(13)	(6)
Payments	(43)	(86)	(32)	(17)	(13)
Transfers to OREO	—	—	(10)	(5)	(12)
Transfer to nonperforming loans held for sale	(30)	(342)[b]	(8)	—	—
Loans returned to accrual status	(3)	(6)	(5)	(7)	(3)

Balance at end of period	$967	$814	$1,054	$687	$498

(a)	Primarily investments held by the Private Equity unit within Key’s Real Estate Capital and Corporate Banking Services line of business.

(b)	During the second quarter of 2008, Key transferred $384 million of commercial real estate loans ($719 million of primarily construction loans, net of $335 million in net charge-offs) from the loan portfolio to held-for-sale status.

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 3Q08 vs.
	3Q08	2Q08	1Q08	4Q07	3Q07	2Q08	3Q07

Summary of operations
Total revenue (TE)	$658	$661	$630	$654	$629	(.5)%	4.6%
Provision for loan losses	56	44	18	36	2	27.3	N/M
Noninterest expense	445	449	429	438	413	(.9)	7.7
Net income	98	105	114	113	134	(6.7)	(26.9)
Average loans and leases	28,872	28,477	28,094	27,234	26,944	1.4	7.2
Average deposits	50,384	49,948	49,769	47,254	46,729	.9	7.8
Net loan charge-offs	70	38	30	31	19	84.2	268.4
Net loan charge-offs to average loans	.96%	.54%	.43%	.45%	.28%	N/A	N/A
Nonperforming assets at period end	$225	$218	$204	$153	$159	3.2	41.5
Return on average allocated equity	12.84%	13.81%	15.34%	17.76%	21.20%	N/A	N/A
Average full-time equivalent employees	8,949	8,785	8,714	8,454	8,625	1.9	3.8

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$557	$559	$530	$556	$534	(.4)%	4.3%
Provision for loan losses	39	25	13	26	12	56.0	225.0
Noninterest expense	399	401	386	386	367	(.5)	8.7
Net income	74	83	82	91	97	(10.8)	(23.7)
Average loans and leases	19,794	19,621	19,560	18,771	18,667	.9	6.0
Average deposits	46,655	46,246	46,178	43,696	43,237	.9	7.9
Net loan charge-offs	41	33	29	26	17	24.2	141.2
Net loan charge-offs to average loans	.82%	.68%	.60%	.55%	.36%	N/A	N/A
Nonperforming assets at period end	$168	$157	$142	$119	$119	7.0	41.2
Return on average allocated equity	13.67%	15.21%	15.14%	20.75%	22.03%	N/A	N/A
Average full-time equivalent employees	8,603	8,439	8,365	8,101	8,264	1.9	4.1

Commercial Banking
Total revenue (TE)	$101	$102	$100	$98	95.00	(1.0)%	6.3%
Provision for loan losses	17	19	5	10	(10)	(10.5)	N/M
Noninterest expense	46	48	43	52	46	(4.2)	—
Net income	24	22	32	22	37	9.1	(35.1)
Average loans and leases	9,078	8,856	8,534	8,463	8,277	2.5	9.7
Average deposits	3,729	3,702	3,591	3,558	3,492	.7	6.8
Net loan charge-offs	29	5	1	5	2	480.0	N/M
Net loan charge-offs to average loans	1.27%	.23%	.05%	.23%	.10%	N/A	N/A
Nonperforming assets at period end	$57	$61	$62	$34	$40	(6.6)	42.5
Return on average allocated equity	10.83%	10.25%	15.87%	11.12%	19.29%	N/A	N/A
Average full-time equivalent employees	346	346	349	353	361	—	(4.2)

KeyCorp Reports Third Quarter 2008 Results
October 21, 2008

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 3Q08 vs.
	3Q08	2Q08	1Q08	4Q07	3Q07	2Q08	3Q07

Summary of operations
Total revenue (TE)	$482	$(130)	$438	$610	$507	N/M	(4.9)%
Provision for loan losses	350	609	169	327	69	(42.5)%	407.2
Noninterest expense	342	337	308	388	327	1.5	4.6
(Loss) income from continuing operations	(133)	(672)	(24)	(68)	70	80.2	N/M
Net (loss) income	(133)	(672)	(24)	(65)	56	80.2	N/M
Average loans and leases [a]	47,075	47,877	44,162	42,040	40,279	(1.7)	16.9
Average loans held for sale [a]	1,651	1,282	4,932	4,709	4,692	28.8	(64.8)
Average deposits [a]	12,439	12,289	11,885	12,629	12,631	1.2	(1.5)
Net loan charge-offs [a]	203	486	91	88	40	(58.2)	407.5
Net loan charge-offs to average loans [a]	1.72%	4.08%	.83%	.83%	.39%	N/A	N/A
Nonperforming assets at period end	$1,014	$992	$911	$611	$410	2.2	147.3
Return on average allocated equity [a]	(10.28)%	(51.59)%	(1.96)%	(6.02)%	6.62%	N/A	N/A
Return on average allocated equity	(10.28)	(51.59)	(1.96)	(5.75)	5.30	N/A	N/A
Average full-time equivalent employees	3,589	3,603	3,758	4,010	3,869	(.4)	(7.2)

Supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$92	$233	$80	$159	$128	(60.5)%	(28.1)%
Provision for loan losses	99	366	45	270	43	(73.0)	130.2
Noninterest expense	89	68	61	118	88	30.9	1.1
Net (loss)	(60)	(126)	(16)	(143)	(2)	52.4	N/M
Average loans and leases	16,447	17,086	16,497	15,003	14,160	(3.7)	16.2
Average loans held for sale	792	616	989	1,257	1,584	28.6	(50.0)
Average deposits	10,446	10,460	9,785	10,397	10,243	(.1)	2.0
Net loan charge-offs	100	376	38	45	7	(73.4)	N/M
Net loan charge-offs to average loans	2.42%	8.85%	.93%	1.19%	.20%	N/A	N/A
Nonperforming assets at period end	$714	$779	$732	$475	$281	(8.3)	154.1
Return on average allocated equity	(11.76)%	(23.61)%	(3.42)%	(36.89)%	(.56)%	N/A	N/A
Average full-time equivalent employees	1,222	1,228	1,233	1,310	1,309	(.5)	(6.6)

Equipment Finance
Total revenue (TE)	$111	$(696)	$98	$184	$138	N/M	(19.6)%
Provision for loan losses	64	36	24	23	16	77.8%	300.0
Noninterest expense	90	89	96	96	93	1.1	(3.2)
Net (loss) income	(27)	(513)	(14)	40	18	94.7	N/M
Average loans and leases	10,012	10,326	10,595	10,729	10,681	(3.0)	(6.3)
Average loans held for sale	49	51	32	15	6	(3.9)	716.7
Average deposits	20	21	14	17	16	(4.8)	25.0
Net loan charge-offs	32	28	24	18	16	14.3	100.0
Net loan charge-offs to average loans	1.27%	1.09%	.91%	.67%	.59%	N/A	N/A
Nonperforming assets at period end	$115	$105	$69	$58	$65	9.5	76.9
Return on average allocated equity	(11.99)%	(225.99)%	(6.11)%	17.40%	8.00%	N/A	N/A
Average full-time equivalent employees	827	837	859	923	900	(1.2)	(8.1)

Institutional and Capital Markets
Total revenue (TE)	$183	$229	$157	$169	$156	(20.1)%	17.3%
Provision for loan losses	16	36	16	15	(2)	(55.6)	N/M
Noninterest expense	107	128	102	115	105	(16.4)	1.9
Net income	37	42	25	25	34	(11.9)	8.8
Average loans and leases	8,364	7,898	7,633	7,219	6,716	5.9	24.5
Average loans held for sale	649	494	555	394	373	31.4	74.0
Average deposits	1,479	1,384	1,459	1,560	1,844	6.9	(19.8)
Net loan (recoveries) charge-offs	(1)	5	2	6	6	N/M	N/M
Net loan (recoveries) charge-offs to average loans	(.05)%	.25%	.11%	.33%	.35%	N/A	N/A
Nonperforming assets at period end	$58	$26	$12	$15	$17	123.1	241.2
Return on average allocated equity	11.47%	13.48%	8.29%	8.50%	12.55%	N/A	N/A
Average full-time equivalent employees	975	931	938	979	1,019	4.7	(4.3)

Consumer Finance
Total revenue (TE)	$96	$104	$103	$98	$85	(7.7)%	12.9%
Provision for loan losses	171	171	84	19	12	—	N/M
Noninterest expense	56	52	49	59	41	7.7	36.6
(Loss) income from continuing operations	(83)	(75)	(19)	10	20	(10.7)	N/M
Net (loss) income	(83)	(75)	(19)	13	6	(10.7)	N/M
Average loans and leases [a]	12,252	12,567	9,437	9,089	8,722	(2.5)	40.5
Average loans held for sale [a]	161	121	3,356	3,043	2,729	33.1	(94.1)
Average deposits [a]	494	424	627	655	528	16.5	(6.4)
Net loan charge-offs [a]	72	77	27	19	11	(6.5)	554.5
Net loan charge-offs to average loans [a]	2.34%	2.46%	1.15%	.83%	.50%	N/A	N/A
Nonperforming assets at period end	$127	$82	$98	$63	$47	54.9	170.2
Return on average allocated equity [a]	(35.09)%	(32.54)%	(8.31)%	4.59%	9.87%	N/A	N/A
Return on average allocated equity	(35.09)	(32.54)	(8.31)	5.97	2.96	N/A	N/A
Average full-time equivalent employees	565	607	728	798	641	(6.9)	(11.9)

(a)  From continuing operations.
TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful